SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007
WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania		15219

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Below are the historical unaudited consolidated financial statements for Communications Supply Holdings, Inc. and Subsidiaries for the nine months ended September 29, 2006. Also provided below is certain unaudited pro forma condensed combined financial information of WESCO International, Inc. which gives effect to its acquisition of Communications Supply Holdings, Inc. in November 2006 and the issuance of $300 million in aggregate principal amount of convertible debentures in November 2006.

COMMUNICATIONS SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29,	December 30,
	2006	2005
	(Unaudited)
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,199	3,963
Accounts receivable, net of allowance of $2,701 in 2006 and $1,746 in 2005	104,338	72,335
Inventory	87,159	59,667
Deferred income taxes	7,197	5,034
Prepaid expenses and other assets	8,811	9,302

Total current assets	208,704	150,301
Property and equipment, net	5,715	5,187
Intangible assets, net	56,980	37,540
Goodwill	127,240	95,249
Deferred financing costs, net of accumulated amortization of $2,697 in 2006 and $761 in 2005	2,282	2,515
Other assets	431	376

	$401,352	$291,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,339	31,885
Accrued expenses	27,806	15,712
Current portion of long-term debt	1,300	1,494

Total current liabilities	76,445	49,091
Deferred income taxes	27,094	19,854
Other non-current liabilities	559	—
Long-term debt, less current portion	129,147	77,841
Senior subordinated notes	50,096	41,077
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 851,288 and 804,459 shares issued and outstanding in 2006 and 2005, respectively	8	8
Common stock, $0.01 par value, 15,000,000 shares authorized, 9,137,497 and 9,012,500 shares issued and outstanding in 2006 and 2005, respectively	91	90
Additional paid-in capital	96,070	90,787
Notes receivable from stockholders	(763)	(518)
Accumulated other comprehensive income	(249)	117
Retained earnings	22,854	12,821

	118,011	103,305

	$401,352	$291,168

The accompanying notes are an integral part of the condensed consolidated financial statements

COMMUNICATIONS SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Nine Months Ended
	September 29,	September 30,
	2006	2005
	(Unaudited)
	(Dollars in thousands)
Net Sales	$449,535	$321,629
Cost of sales	335,446	245,082

Gross Profit	114,089	76,547
Selling, general, and administrative expenses	74,732	53,753
Depreciation and amortization	8,122	1,677

Income from operations	31,235	21,117
Interest expense	14,202	9,123

Income before provision for income taxes	17,033	11,994
Provision for income taxes	7,000	4,743

Net income	10,033	7,251
Other comprehensive income, net of tax:
Fair value change in interest rate derivatives classified as cash flow hedges	(366)	282

Total Comprehensive Income	$9,667	$7,533

The accompanying notes are an integral part of the condensed consolidated financial statements

COMMUNICATIONS SUPPLY HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 29,	September 30,
	2006	2005
	(Unaudited)
	(Dollars in thousands)
Operating Activities
Net Income	$10,033	$7,251
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,122	1,677
Deferred income taxes	(3,254)	—
Amortization of deferred financing costs	1,936	343
Loss on sale of assets	4	48
Compensation expense recognized on stock options	70	—
Noncash interest accreted to subordinated notes	1,019	766
Changes in operating assets and liabilities:
Accounts Receivable	(14,153)	(5,528)
Inventory	(14,597)	(10,517)
Prepaid expenses and other, net	1,460	2,239
Accounts payable	5,076	4,725
Accrued Expenses	9,306	1,289

Net cash provided by operating activities	5,022	2,293
Investing Activities
Additions to property and equipment	(1,190)	(922)
Proceeds from sale of assets	5	8
Acquisitions, net of cash acquired	(68,979)	(4,037)

Net cash used in investing activities	(70,164)	(4,951)
Financing Activities
Issuance of stockholder’s notes receivable	(250)	—
Repayment of stockholder’s notes receivable	5	5
Proceeds from issuance of common stock	539	46
Repurchase and retirement of treasury stock	(175)	(20)
Proceeds from issuance of preferred stock	4,849	412
Proceeds from issuance of long-term debt	58,313	—
Proceeds from issuance of subordinated notes	8,000	—
Payment of deferred financing costs	(1,702)	(10)
Revolver credit facility net (payments) borrowings	(5,970)	3,539
Term loan payments	(1,231)	(2,906)

Net cash provided by financing activities	62,378	1,066

Net (decrease) in cash	(2,764)	(1,592)
Cash at beginning of period	3,963	2,219

Cash at end of period	$1,199	$627

The accompanying notes are an integral part of the condensed consolidated financial statements

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. DEVELOPMENT AND DESCRIPTION OF BUSINESS
     Communication Supply Corporation (“CSC) was incorporated in Connecticut in 1977 and is a leading national distributor of low voltage network infrastructure and industrial wire and cable supporting advanced connectivity for voice and data communications, access control, security surveillance, and building automation. CSC sells its products through its 32 distribution centers and sales offices located throughout the continental United States.
     Communications Supply Holdings, Inc. (“Holdings”) was incorporated in Delaware in 2004 for the purpose of acquiring and holding ownership of CSC. Effective May 4, 2004, CSC became a wholly owned subsidiary of Holdings via a merger transaction.
     Holdings, on a consolidated basis with CSC, Calvert Wire & Cable Corporation and Liberty Wire and Cable, Inc. both acquired in 2006 (see Note 4) are collectively referred to herein as “the Company.”
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
     The consolidated financial statements of the Company include the accounts of Holdings and its wholly owned operating subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made in the prior year’s financial statements to conform to the current year presentation.
     The Company traditionally operates on a 52- to 53-week fiscal year ending on the last Friday in December.
Recent Accounting Pronouncements
     In July 2006, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). This statement clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. Consistent with its requirements, the Company will adopt FIN 48 for its fiscal year beginning December 31, 2006. The Company is in process of evaluating the effect that implementation of FIN 48 will have on its financial position, results of operations and cash flows.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that implementation of SFAS 157 will have on its financial position, results of operations, and cash flows.
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
3. STOCKHOLDERS’ EQUITY
Redeemable Preferred Stock
     As of December 30, 2005, the Company had 804,459 shares of 8.0% Cumulative Redeemable Preferred Stock (the Preferred Stock) outstanding with a par value of $0.01 per share. During the nine months ended September 29, 2006, the Company issued 48,492 shares which include 27,000 shares as purchase consideration for the acquisition of Calvert Wire & Cable Corp, and repurchased 1,663 shares from former employees of the Company. Dividends on the Preferred Stock are cumulative and recorded when declared. For the nine-month period ended September 29, 2006 and the year ended December 30, 2005, there were $15.9 million of dividends ($18.37 per share) and $10.6 million of dividends ($13.18 per share), respectively, in arrears.
Common Stock
     As of December 30, 2005, the Company had 9,012,500 shares of Common Stock outstanding with a par value of $0.01 per share. During the first nine months of 2006, the Company issued 143,680 shares which include 80,000 shares as purchase consideration for the acquisition of Calvert Wire & Cable Corp, and repurchased 18,683 shares from former employees of the Company.
Stock-Based Compensation
     In May 2004, Holdings adopted the Communications Supply Holdings, Inc. 2004 Stock Incentive Plan (the “Plan”). The Compensation Committee of the Board of Directors of Holdings (the “Committee”) administers the Plan and selects eligible executives, employees, consultants, and directors of the Company to receive options. The Committee also will determine the number and type of shares of stock covered by options granted under the Plan, the terms under which options may be exercised, the exercise price of the options, and other terms and conditions of the options in accordance with the provisions of the Plan. If Holdings undergoes a change in control, as defined in the Plan, all outstanding time-based options become immediately exercisable, while the performance-based options may become immediately exercisable upon achievement of certain specified criteria described further below. The Committee may adjust outstanding options by substituting stock or other securities of any successor or another party to the change in control transaction, or cash out such outstanding options, in any such case, generally based on the consideration received by its stockholders in the transaction. Subject to particular limitations specified in the Plan, the Committee may amend or terminate the Plan. The Plan will terminate no later than ten years following its effective date; however, any options outstanding under the option plan will remain outstanding in accordance with their terms.
     The Company is authorized to issue an aggregate of 2,500,000 shares of common stock in connection with the Plan. Options were granted at fair market value on the grant date and are exercisable under varying terms for up to ten years. The options granted under the Plan include the following:
•	Options to purchase shares of Holdings’ common stock at the fair market value on the date of grant, which will vest 20% annually on each of the first five anniversaries of the grant date (time-based options);

•	Options to purchase shares of Holdings’ common stock at the fair market value on the date of grant which will vest upon the occurrence of a liquidity event, as defined in the Plan, and the achievement of two specified internal rate of return and absolute return thresholds on the funds invested by Harvest Partners, Inc., vesting 50% upon achieving the first threshold and 100% upon achieving the second threshold, as defined.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment. SFAS 123(R) requires that all share-based payments to employees, including grants of employee stock options, be recognized in the financial statements at fair value on date of grant. Compensation cost is recognized over the service period for awards expected to vest.
     The Company adopted SFAS 123(R) on December 31, 2005 using the prospective transition method which requires nonpublic companies that had previously measured compensation costs under SFAS No. 123 using the minimum value method to continue to account for equity awards outstanding at the date of adoption in the same manner as they had been accounted for prior to adoption. For all awards granted, modified or settled after the date of adoption, the Company will recognize cost based on the grant-date fair market value estimated in accordance with the provisions of SFAS 123(R).
     During the nine months ended September 29, 2006, the Company granted 147,704 stock options to employees. The Black Scholes option-pricing model was used to estimate the fair value of these option awards using the following weighted average assumptions for the nine months ended September 29, 2006:

Expected life of options	6	years
Volatility		42%
Risk-free rate		5.1%
Dividend Yield		—
     Expected Life of Options — The Company does not have an extensive historical experience with respect to exercise behavior for its options. The expected life of options was estimated on what was considered a reasonable estimate in relation to exercise behavior experienced by similar private-equity owned entities.
     Volatility — The Company does not have publicly traded equity and therefore does not have historical data regarding the volatility of its common stock. The expected volatility used for 2006 is based on volatility of similar entities, referred to as “guideline” companies.
     Risk-Free Rate — The risk-free interest rate is based on yields for the six year U.S. Treasury Bill.
     Dividend Yield — The dividend yield on the Company’s stock is assumed to be zero since the Company has not paid dividends and has no current plans to do so in the future.
     The resulting fair value of options issued during the first nine months of 2006 was approximately $269,000 and will be amortized to expense on a straight line basis over the five year vesting period of the options. The compensation expense for the nine months ended September 29, 2006 was insignificant.
     Prior to the adoption of SFAS 123(R), the Company elected to apply the intrinsic value method of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations in accounting for its stock-based compensation plans. In accordance with the APB Opinion No. 25, compensation cost of stock options issued were measured as the excess, if any, of the quoted market price of the Company’s stock at the date of the grant over the option exercise price and was charged to operations over the vesting period. Accordingly, because the options were granted at market value, no compensation expense has been recognized in the consolidated statement of operations for the nine months ended September 30, 2005.
     Disclosure of pro forma information regarding net income is required by SFAS 123 and has been determined as if the Company had accounted for its stock options using SFAS 123. To value these options in accordance with SFAS 123, the Company used the minimum value method. The resulting compensation expense had the Company applied the fair value recognition provisions of SFAS 123 was insignificant for the nine months ended September 30, 2005.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The following table sets forth a summary of the stock option activity and related information during the nine months ended September 29, 2006:

		Weighted-
		Average
		Exercise
	Options	Price
Outstanding as of December 30, 2005:	1,691,985	$1.04

Exercisable	181,320	$1.00
Non-vested	1,510,665	$1.05

Outstanding as of December 30, 2005:	1,691,985
Granted	348,553	$3.75
Canceled	(15,000)	$1.00
Outstanding as of September 29, 2006	2,025,538	$1.51
Exercisable as of September 29, 2006	364,139	$1.02
Non Vested	1,661,399	$1.62
Weighted-average fair value of options granted during the period	$1.82

     Options outstanding and exercisable as of September 29, 2006 and related information is outlined below:

	Outstanding			Exercisable
		Weighted-	Weighted-		Weighted-
		Average	Average		Average
		Remaining	Exercise		Exercise
Exercise Prices	Shares	Life in Years	Price	Shares	Price
$1.00	1,633,365	7.49	$1.00	359,341	$1.00
$2.63	43,620	8.75	$2.63	4,798	$2.63
$3.75	348,553	9.56	$3.75	—
	2,025,538			364,139

     As of September 29, 2006, the intrinsic value of awards exercisable and awards unvested was approximately $986,600 and $3,547,000, respectively.
     The remaining unrecognized compensation cost related to unvested stock awards at September 29, 2006 was approximately $372,000, and the weighted-average period of time over which this cost will be recognized is 3.9 years.
4. ACQUISITIONS
Acquisition of Calvert Wire & Cable Corporation
     On March 3, 2006, the Company acquired all the assets of Calvert Wire & Cable Corporation (“Calvert”) a privately held distributor of communications infrastructure products, including cable, fiber optics, network electronics and industrial wire and cable headquartered in Cleveland, Ohio. The results of operations for Calvert have been included the Company’s operating results since March 3, 2006. Calvert provides strategic expansion for the company, particularly into the Ohio River Valley, as well as expanded product offerings for both Calvert and the Company’s customers.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The purchase price paid by the Company, including transaction related fees, was approximately $32.9 million. The purchase was funded primarily through the Company’s term loan facility as well as $3 million of common and preferred stock. Additional consideration may be paid to Calvert if certain performance targets are achieved as of the first and second anniversary date of the acquisition. If such performance targets are met, consideration paid will be treated as additional purchase price. The primary factors contributing to the recognition of goodwill from this transaction include Calvert’s significant strength in its geographic markets, strength of its management team, tenure and technical expertise of its sales force and strong financial and operating performance. The associated goodwill from this transaction is deductible for income tax purposes.
Acquisition of Liberty Wire & Cable, Inc.
     On May 5, 2006, the Company acquired all the outstanding stock of Liberty Wire & Cable, Inc. (“Liberty”) a privately held provider of connectivity and infrastructure products to both the residential and commercial professional audio/video markets. The acquisition gives the Company a strong platform within the growing residential and commercial audio, video and broadcast market segments. The results of operations for Liberty have been included in the Company’s operating results since May 5, 2006. The acquisition provides the Company with a complete product portfolio that supports network convergence; voice, data, security, and now audio/video solutions. Liberty is headquartered in Colorado Springs, Colorado.
     The purchase price paid by the Company, including transaction fees, was approximately $36.2 million. The purchase was funded through the Company’s term loan facility and the issuance of additional subordinated notes. Further consideration may be paid to Liberty management if certain performance targets are achieved. If such performance targets are met, consideration paid will be treated as additional purchase price. The primary factors contributing to the recognition of goodwill from this transaction include the company’s recognized industry leadership within the professional audio/video market, strength of its management team and experience of work force coupled with strong financial and operating performance.
     The acquisitions of Calvert and Liberty were accounted for under the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. Accordingly, the purchase price has been allocated based on the fair value of assets acquired and liabilities assumed. The Company utilized an independent appraisal for the valuation of fixed and intangible assets acquired in theses transactions. The purchase price in excess of the fair market value of the net assets acquired was recorded as goodwill as of the effective date of the acquisitions.
     The allocation of assets acquired and liabilities assumed for the 2006 acquisitions is summarized below and is preliminary, pending the finalization of the Company’s independent valuations noted above and finalization of purchase price related to accounts receivable and inventory for the Calvert acquisition. The Company may invoke certain “puts” back to the prior Calvert ownership related to the receivables and inventory on hand as of the acquisition date. The purchase accounting is expected to be completed by the end of fiscal year 2006.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Calvert Wire &	Liberty Wire &
	Cable Corporation	Cable, Inc.
	(In thousands)
Assets
Cash	$175	$27
Accounts receivable	11,003	6,847
Inventory	6,354	6,541
Prepaid expenses and other	659	564
Property and equipment	385	1,369
Goodwill	15,591	16,287
Identifiable Intangibles	4,985	20,160
Deferred Income Taxes	18	192
Other noncurrent assets	—	11

Total assets acquired	$39,170	$51,998

Liabilities
Accounts payable	$4,559	$5,819
Accrued expenses	1,141	1,120
Deferred income taxes	—	8,678
Other noncurrent liabilities	525	145

Total liabilities assumed	$6,225	$15,762

Net assets acquired	$32,945	$36,236

5. IDENTIFIABLE INTANGIBLES
     The following table reflects the gross carrying value and accumulated amortization by asset class of identifiable intangibles:

	As of September 29, 2006
				Weighted
	Gross Carrying	Accumulated	Net Carrying	Average
	Value	Amortization	Value	Useful Life
	(In thousands)
Indefinite-lived intangible assets —

Tradenames	$21,500	$—	$21,500

Intangibles Subject to Amortization

Supplier relationships	$20,300	$(1,938)	$18,362	18.3

Customer relationships	25,400	(8,921)	16,479	4.2

Non-compete	775	(236)	539	3.5

Other	320	(220)	100	0.8

Total	$68,295	$(11,315)	$56,980

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The Company expects to record intangible amortization for the balance of 2006 and the next five fiscal years as follows (in thousands):

October 1, 2006 — December 31, 2006	$2,120
2007	$8,076
2008	$5,127
2009	$2,298
2010	$2,036
2011	$2,036
6. GOODWILL
     The following table reflects the change in the carrying value of goodwill during the period ended September 29, 2006 (in thousands):

Carrying Value of Goodwill as of December 30, 2005	$95,249
Acquisitions	31,991

Carrying Value of Goodwill as of September 29, 2006	$127,240
7. LONG-TERM DEBT
     Long-term debt consists of the following:

	September 29,	December 30,
	2006	2005
	(In thousands)
Revolving credit facility (interest rates ranging from 9.25% to 10.0% at September 29, 2006)	$709	$6,679
Term loan (interest rates ranging from 7.61% to 10.0% at September 29, 2006)	129,738	72,656
Senior subordinated notes, net of original issuance discount of $1,278	50,096	41,077

	180,543	120,412
Less current portion	(1,300)	(1,494)

	$179,243	$118,918

     Effective March 3, 2006, the Company replaced its revolving credit facility and term loan with a new credit agreement which provides for funding of up to $160 million. Borrowings under the new revolving credit facility are limited to $30.0 million, are subject to the amount of the Company’s eligible inventory, accounts receivable and uncleared check deposits, and expires on March 3, 2012, at which time all outstanding revolver borrowings are payable in full. The new term loan is due in quarterly installments of $325,000 from September 30, 2006 through December 31, 2011 with final payment of $122,587,500 due March 3, 2012.
In 2004, the Company issued and sold senior subordinated notes (the “Subordinated Notes”), warrants to purchase 141,696 shares of common stock, and warrants to purchase 12,614 shares of Preferred Stock to certain private investors for proceeds of $41.0 million. These Subordinated Notes accrue interest at 14.0%, of which 12.0% is paid in cash on a quarterly basis and 2.0% is paid-in-kind. Prepayments during the first five years since issuance are subject to a premium varying from 9% to 1% of the principal amount, which reduces each successive year. If the prepayment is due to a change of control, the premium is applicable for the first three years since issuance and ranges from 3% to 1%, which reduces each successive year. For the period ended September 29, 2006 and December 30, 2005, $2,066,530 and $1,168,000 of accumulated paid-in-kind interest was accreted to the Subordinated Notes.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The warrants issued in conjunction with the Subordinated Notes are exercisable at any time through May 2014 at $0.01 per share. The fair value of the warrants of $1.4 million reduced the carrying value of the Subordinated Notes and subsequently will be accreted to the principal value of $41.0 million through interest expense over the related term.
     Effective March 3, 2006, the Company entered into an amended and restated Securities Purchase Agreement (the “Amendment”). Under the Amendment, the Company conditionally sold an additional $8 million of Subordinated Notes to existing note holders, the proceeds of which would be available only upon consummation of the pending transaction as described above. The additional $8 million of Subordinated Notes would accrue interest at 12.5% of which 11.0% would be paid in cash on a quarterly basis and 1.5% would be paid-in-kind. Pursuant to the Amendment, the Subordinated Notes maturity date was modified to November 2012, at which time all amounts outstanding, including paid-in-kind interest, are due.
     Borrowings made are collateralized by all of the Company’s assets. The credit agreement requires the Company, among other things, to meet certain financial covenants and maintain financial ratios in such amounts and for such periods as set forth therein, and also restricts the payment of dividends. Interest accrues at a rate primarily equal to the London Interbank Offered Rate (LIBOR) plus an applicable margin of 1.50% to 2.75%, which varies based upon the achievement of certain financial ratios. A commitment fee is payable quarterly based upon the unused portion of the revolver of 0.50% annually.
     The current portion of long-term debt on the balance sheet and the terms as described above reflect the terms of the new credit agreement and Amendment as well as payments required under the terms of the previous agreements prior to March 3, 2006.
     The Company may use interest rate swaps to reduce its exposure to adverse fluctuations in interest rates. The Company has entered into interest rate agreements that effectively fix the LIBOR component of the interest rate on a portion of its floating rate debt interest rates, within a certain range for a designated period of time.
     At September 29, 2006, the Company had two interest rate swap agreements outstanding with an aggregate notional of $38.9 million. These swap agreements obligate the Company to pay a weighted average fixed rate of approximately 5.28% through June 30, 2009. At September 29, 2006, the Company had collar agreements outstanding with an aggregate notional of approximately $25.9 million. These collar agreements, which continue through June 2009, obligate the Company to receive payments to the extent that LIBOR exceeds 6.00% and make payments to the extent the LIBOR rate falls below a range of 3.73% — 5.02%.
     The aggregate fair market value of outstanding interest rate derivatives at September 29, 2006, was a liability of approximately $0.4 million.
     Total amortization of deferred financing costs was approximately $1.9 million and $.3 million, for the nine months ended September 29, 2006 and September 30, 2005, respectively. The nine months ended September 29, 2006 includes the write-off of deferred financing costs totaling $1.6 million related to the Company’s prior credit facility.

COMMUNICATIONS SUPPLY HOLDINGS, INC. & SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
8. INCOME TAXES
     The Company’s effective income tax rate differs from the 35% U.S. federal statutory rate principally due to state income taxes and permanent differences.
9. RELATED-PARTY TRANSACTIONS
     The Company has a management agreement with Harvest Partners, LLC (“Harvest”). Pursuant to this agreement Harvest receives an annual management fee of $750,000 for financial advisory and strategic planning services rendered to the Company. The agreement also provides for Harvest to receive a transaction fee in connection with any financings, acquisitions, or divestitures of the Company. Management fees of $562,500 were incurred and paid during the nine months ended September 29, 2006 and September 30, 2005. Additionally, Harvest was paid $1.3 million during the nine months ended September 29, 2006 related to the execution of the Company’s new term and revolving credit facility and subordinated debt as well as advisory and strategic planning services provided in conjunction with the Calvert and Liberty acquisitions. The Company also reimburses Harvest for out-of-pocket expenses.
     The Company paid $1.1 million to Shea & Associates, Inc. for strategic consulting services provided in conjunction with the acquisitions of Calvert and Liberty. The principal of Shea & Associates, Inc. is a shareholder of the Company.
     The Company leases its Brook Park, Ohio and Akron, Ohio warehouse and office facilities for its Calvert subsidiary the landlords of which are entities controlled by the President of Calvert or related family members. The lease is at a market cost. The Company paid approximately $232,600 for the lease of these facilities from March 3, 2006, the date of the Calvert acquisition, through September 29, 2006.
10. CONTINGENT LIABILITIES
     The Company is involved in legal proceedings, which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, the Company believes that the outcome of such proceedings will not have a material adverse effect on its operations or financial condition.
11. SUBSEQUENT EVENTS
     On October 3, 2006, the Company announced that Harvest, the Company’s principal owners and stockholders’ representative had entered into a definitive agreement with WESCO Distribution, Inc. (“WESCO”) whereby WESCO would acquire the Company from Harvest. On November 3, 2006, WESCO announced the completion of its acquisition of the Company.
     Pursuant to the Asset Purchase Agreement whereby the Company acquired Calvert on March 20, 2007, the Company made a post-acquisition payment of $500,000 to the seller. This payment, an “Earnout Payment”, was contingent upon Calvert achieving financial performance goals in the first year following the acquisition which were specified in the Asset Purchase Agreement. An additional payment of $500,000 is contingent upon Calvert achieving specified financial performance goals in the second year following the acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma condensed combined financial information gives effect to the acquisition by WESCO International, Inc. (“WESCO”) of Communications Supply Corporation (“CSC”), on November 3, 2006, and the issuance on November 2, 2006 of $300 million in aggregate principal amount of 1.75% Convertible Senior Debentures due 2026, as if the acquisition and the offering were completed on January 1, 2006 with respect to the statement of income data. To fund the merger price paid at closing, WESCO also used borrowings under its revolving credit facility and Receivables Facility. The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of WESCO and CSC and should be read in conjunction with their respective consolidated financial statements, including the notes thereto. The pro forma adjustments are based upon available information and certain assumptions that WESCO considers reasonable. The following unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to be indicative of the actual results of operation of the combined enterprise if the acquisition had actually occurred on the dates indicated or what may result in the future.
     WESCO has a December 31 fiscal year end and CSC operates on a 52 to 53 week fiscal year ending on the last Friday in December. The following unaudited pro forma condensed combined financial information includes an unaudited pro forma condensed combined statement of income for the year ended December 31, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006

		Historical
	Historical	CSC			Pro Forma
	WESCO	For the Ten			Combined
	For the Year Ended	Months Ended			For the Year Ended
	December 31, 2006(a)	November 3, 2006(b)	Adjustments	Notes	December 31, 2006
	(In thousands, except share and per share data)
Net sales	$5,320,603	$517,022	—		$5,837,625
Cost of goods sold	4,234,079	387,312	—		4,621,391

Gross profit	1,086,524	129,710	—		1,216,234
Selling, general and administrative expenses	692,881	84,116	—		776,997
Depreciation and amortization	28,660	9,098	(7,765)	c
			5,500	d	35,493

Income from operations	364,983	36,496	2,265		403,744
Interest expense, net	24,622	17,158	(17,408)	e
			18,180	f
			450	g	43,002
Other expenses (income)	22,795	—	—		22,795

Income before income taxes	317,566	19,338	1,043		337,947
Provision for income taxes	100,246	7,648	389	h	108,283

Net income	$217,320	$11,690	$654		$229,664

Earnings Per Share:
Weighted average common shares outstanding used in computing basic earnings per share	48,724,343				48,724,343
Basic earnings per share	$4.46				$4.71
Weighted average common shares outstanding including common shares issuable upon exercise of dilutive stock options used in computing diluted earnings per share	52,463,695				52,463,695
Diluted earnings per share	$4.14				$4.38
See notes to unaudited pro forma condensed combined financial statements.

WESCO International, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. BASIS OF PRESENTATION
     The Unaudited Pro Forma Condensed Combined Financial Information has been prepared using the purchase method of accounting as if the transaction had been completed as of January 1, 2006 for purposes of the Unaudited Pro Forma Condensed Combined Statement of Income.
     WESCO’s fiscal year end is December 31, and CSC operates on a 52 to 53 week fiscal year ending on the last Friday in December which was December 30 in 2005. The Unaudited Pro Forma Condensed Combined Financial Information should be read in conjunction with the separate historical Consolidated Financial Statements and accompanying notes included in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Unaudited Condensed Consolidated Financial Statements of CSC for the nine months ended September 29, 2006. The Unaudited Pro Forma Condensed Combined Financial Information is not intended to be indicative of the consolidated results of operations or the financial condition of WESCO that would have been reported had the merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of WESCO. The accompanying Unaudited Pro Forma Condensed Combined Financial Information is presented in accordance with Article 11 of the U.S. Securities and Exchange Commission Regulation S-X.
     Under the purchase method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their representative fair market values, with any excess purchase price allocated to goodwill. The preliminary purchase price allocation has been derived from estimates of the fair market value of the tangible and intangible assets and liabilities of CSC based upon WESCO management’s estimates using valuation techniques. Certain assumptions have been made with respect to the fair market value of identifiable intangible assets as more fully described in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2006. The total purchase price of CSC has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based upon valuation procedures performed to date. This allocation is subject to change pending a final analysis of the direct costs of the acquisition.
     The following summary presents the preliminary fair value of the assets acquired and liabilities assumed as of the date of the acquisitions (in thousands):

Communications
Supply Holdings,
Inc.
(Preliminary)
Assets Acquired

Cash and equivalents	$5,039
Trade accounts receivable	102,582
Inventories	84,868
Deferred income taxes short-term	7,199
Other accounts receivable	8,286
Prepaid expenses	1,491
Income taxes receivable	15,925
Property, buildings and equipment	5,493
Intangible assets	71,230
Goodwill	380,977
Other noncurrent assets	915
Total assets acquired	684,005

Communications
Supply Holdings,
Inc.
(Preliminary)
Liabilities Assumed

Accounts payable	45,241
Accrued and other current liabilities	37,592
Deferred acquisition payable	1,107
Restructure reserve	—
Deferred income taxes long-term	63,290
Other noncurrent liabilities	554
Total liabilities assumed	147,784

Fair value of net assets acquired, including intangible assets	$536,221
     The fair value of the intangible assets was determined by an independent appraiser. The preliminary allocation resulted in intangible assets of $71.2 million and goodwill of $381.0 million, of which $11.7 million is deductible for tax purposes. The intangible assets include supplier relationships of $21.5 million amortized over a range of 12 to 19 years, customer relationships of $21.2 million amortized over a range of 4 to 7 years, non-compete agreements of $0.7 million amortized over 3 years, and trademarks of $27.8 million. Trademarks have an indefinite life and are not being amortized. No residual value is estimated for these intangible assets.
     The Unaudited Pro Forma Condensed Combined Financial Information does not reflect any effect of operating efficiencies, cost savings, and other benefits anticipated by WESCO’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the merger that under purchase accounting will not be treated as part of the CSC purchase price. These costs have not been reflected in the Unaudited Pro Forma Condensed Statements of Income because they are not expected to have a continuing impact on the combined results.
2. PRO FORMA ADJUSTMENTS
     The pro forma adjustments give effect to the acquisition of CSC by WESCO and related borrowings.
Unaudited Pro Forma Condensed Statements of Income
     (a) Derived from the audited WESCO consolidated statement of income for the year ended December 31, 2006.
     (b) Derived from the historical unaudited CSC consolidated statement of income.

WESCO International, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION — (Continued)
     (c) Reflects elimination of CSC historical amortization of intangibles as follows (in thousands):

For the year ended December 31, 2006	$7,765
     (d) Reflects amortization of intangibles related to the acquisition of CSC as follows (in thousands):

Non-compete agreements	$100
Supplier relationships	1,200
Customer relationships	4,200

For the year ended December 31, 2006	$5,500

     (e) Reflects elimination of interest expense related to CSC debt extinguished at acquisition.
     (f) Reflects interest on the purchase related borrowings as follows (In thousands):

			Accounts
	1.75% Convertible Senior	Revolving Credit	Receivable
	Debentures Due 2026	Facility	Securitization	Total
	(In thousands)
For the year ended December 31, 2006	$5,250	$6,630	$6,300	$18,180
     Assuming a 1% change in the interest rates on both the revolving credit and accounts receivable facilities, interest expense would change by $2.1 million for the year ended December 31, 2006.
     (g) Reflects amortization on the purchase related borrowings deferred financing fees as follows (in thousands):

For the year ended December 31, 2006	$450
     (h) Reflects income taxes on the related pro forma adjustments based on the then statutory tax rate as follows:

For the Year
Ended December 31,
2006
(In thousands, except percentages)
Statutory rate	37.3%
Income taxes related to pro forma adjustments	$(389)

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Timothy A. Hibbard
Timothy A. Hibbard
Corporate Controller

Dated: March 30, 2007